Exhibit 10(b)

FORM OF

CLIFFS NATURAL RESOURCES INC.

20     PARTICIPANT GRANT (AUSTRALIA)

UNDER THE

AMENDED AND RESTATED CLIFFS

2007 INCENTIVE EQUITY PLAN, AS AMENDED

Effective                     , 20     (“Date of Grant”), the Compensation and Organization Committee (“Committee”) of the Board of Directors of Cliffs Natural Resources Inc. (“Company”) hereby grants to                      (“Participant”), an employee of the Company or of a Subsidiary of the Company,                                         (                    ) Performance Shares and an additional                     (                    ) Restricted Share Units covering the incentive period commencing January 1, 20     and ending December 31, 20     (“Incentive Period”) under the Amended and Restated Cliffs 2007 Incentive Equity Plan (“Plan”), as Amended of the Company.

Such Grant shall be subject to the Terms and Conditions of the 20     Participant Grants (Australia) under the Amended and Restated Cliffs 2007 Incentive Equity Plan approved by the Committee at its                     , 20     meeting (“Terms and Conditions”) and provided to the Participant.

CLIFFS NATURAL RESOURCES INC. (“Company”)

Joseph A. Carrabba Chairman, President & CEO

The undersigned Participant hereby acknowledges receipt of the Terms and Conditions, hereby declares that he has read the Terms and Conditions, agrees to the Terms and Conditions, and accepts the Performance Shares and Restricted Share Units granted hereunder subject to the Terms and Conditions and the Plan.

Participant

Return a signed copy of this 20     Participant Grant (Australia) to the Company indicating receipt and acceptance of the 20     Participant Grant (Australia) and the Terms and Conditions of the 20     Participant Grants (Australia) under the Amended and Restated Cliffs 2007 Incentive Equity Plan.

CLIFFS NATURAL RESOURCES INC.

THE TERMS AND CONDITIONS OF

THE 20     PARTICIPANT GRANTS (AUSTRALIA)

UNDER THE

AMENDED AND RESTATED CLIFFS 2007 INCENTIVE EQUITY PLAN

The Compensation and Organization Committee of the Board of Directors of Cliffs Natural Resources Inc. hereby establishes the Terms and Conditions of the 20     Participant Grants (Australia) (“Grants” or individually “Grant”) under the Amended and Restated Cliffs 2007 Incentive Equity Plan (“Plan”) as follows:

ARTICLE 1.

Definitions

All terms used herein with initial capital letters shall have the meanings assigned to them in a Grant or the Plan and the following additional terms, when used herein with initial capital letters, shall have the following meanings:

1.1        “Free Cash Flow” shall mean the Company’s cash from operations minus its capital expenditures from the Company’s consolidated cash flow statement as more particularly described on the attached Exhibit D.

1.2        “Market Value Price” shall mean the latest available closing price of a Share of the Company and the latest available closing price per share of a common share of each of the entities in the Peer Group, as the case may be, on the New York Stock Exchange or other recognized market if the stock does not trade on the New York Stock Exchange at the relevant time.

1.3        “Peer Group” shall mean the group of companies, as more particularly set forth on attached Exhibit A, against which the Relative Total Shareholder Return of the Company is measured over the Incentive Period and shall mean the S&P Metals ETF as defined in Section 1.8 hereof as a replacement of each and every company listed on Exhibit A that is excluded from the Peer Group during the Incentive Period as described on Exhibit A.

1.4        “Performance Objectives” shall mean for the Incentive Period the predetermined objectives of the Company of the Relative Total Shareholder Return and Free Cash Flow goals established by the Committee and reported to the Board, as more particularly set forth on attached Exhibit B.

1.5        “Performance Shares Earned” shall mean the number of Shares of the Company (or cash equivalent) earned by a Participant following the conclusion of an Incentive Period in which one or more of Company Performance Objectives was met at the “Threshold” level or a higher level, as determined under Section 2.3.

1.6        “Relative Total Shareholder Return” shall mean for the Incentive Period the Total Shareholder Return of the Company compared to the Total Shareholder Return of the Peer Group, as more particularly set forth on attached Exhibit C.

1.7        “Share Ownership Guidelines” shall mean the Cliffs Natural Resources Inc. Directors’ and Officers’ Share Ownership Guidelines, as amended from time to time.

1.8        “Total Shareholder Return” shall mean for the Incentive Period the cumulative return to shareholders of the Company and to the shareholders of each of the entities in the Peer Group during the Incentive Period, measured by the change in Market Value Price per share of a Share of the Company plus dividends (or other distributions, excluding franking credits) reinvested over the Incentive Period and the change in the Market Value Price per share of the common share of each of the entities in the Peer Group plus dividends (or other distributions, excluding franking credits) reinvested over the Incentive Period, determined on the last business day of the Incentive Period compared to a base measured by the average Market Value Price per share of a Share of the Company and of a common share of each of the entities in the Peer Group on the last business day of the year immediately preceding the Incentive Period. Dividends (or other distributions, excluding franking credits) per share are assumed to be reinvested in the applicable stock on the last business day of the quarter during which they are paid at the then Market Value Price per share, resulting in a fractionally higher number of shares owned at the market price.

ARTICLE 2.

Grant and Terms of Performance Shares

2.1        Grant of Performance Shares. Pursuant to the Plan, the Company, by action of the Committee, has granted to the Participant the number of Performance Shares as specified in the Grant, without dividend equivalents, effective as of the Date of Grant.

2.2        Issuance of Performance Shares. The Performance Shares covered by the Grant and these Terms and Conditions shall only result in the issuance of Shares (or cash or a combination of Shares and cash, as decided by the Committee in its sole discretion), if at all, only after the completion of the Incentive Period and only if such Performance Shares are earned as provided in Section 2.3 of this Article 2.

2.3        Performance Shares Earned. Performance Shares Earned, if any, shall be based upon the degree of achievement of the Company Performance Objectives, all as more particularly set forth in Exhibit B, with actual Performance Shares Earned interpolated between the performance levels shown on Exhibit B, as determined and certified by the Committee as of the end of the Incentive Period. In no event, shall any Performance Shares be earned with respect to achievement by the Company in excess of the allowable maximum as established under the Performance Objectives.

2.4        Calculation of Payout of Performance Shares. The Performance Shares granted shall be earned as Performance Shares Earned based on the degree of achievement of the Performance Objectives established for the Incentive Period. The percentage level of achievement determined for each Performance Objective shall be multiplied by the number of Performance Shares granted to determine the actual number of Performance Shares Earned. The calculation as to whether the Company has met or exceeded the Company Performance Objectives shall be determined and certified by the Committee in accordance with the Grant and these Terms and Conditions.

2.5        Payment of Performance Shares.

(a)        The Payment of Performance Shares Earned shall be made in the form of Shares (or cash or a combination of Shares and cash, as decided by the Committee in its sole discretion), and shall be paid after the determination and certification by the Committee of the level of attainment of the Company Performance Objectives (the calculation of which shall have been previously reviewed by an independent accounting professional), but in any event no later than 2-1/2 months after the end of the Incentive Period, unless the date of payment is deferred by the Participant pursuant to, and in compliance with, the terms of the Company’s Voluntary Non-Qualified Deferred Compensation Plan. In the event that all or any portion of the Performance Shares Earned shall be paid in cash, the cash equivalent of one Performance Share Earned shall be equal to the Fair Market Value of the one share of common stock of the Company on the last trading day of the calendar year in which the Performance Period ends. Notwithstanding the foregoing, no Performance Shares granted hereunder, may be paid in cash in lieu of Shares to any Participant who is subject to the Share Ownership Guidelines unless and until such Participant is either in compliance with, or no longer subject to, such Share Ownership Guidelines, provided, however, that the Committee may withhold Shares to the extent necessary to satisfy federal, state, local or foreign income tax withholding requirements, as described in Section 5.2. In addition, the Committee may restrict 50% of the Shares to be issued in satisfaction of the total Performance Shares Earned, before income tax withholding, so that they cannot be sold by Participant unless immediately after such sale the Participant is in compliance with the Share Ownership Guidelines that are applicable to the Participant at the time of sale.

(b)        Any payment of Performance Shares Earned to a deceased Participant shall be paid to the beneficiary designated by the Participant on the Designation of Death Beneficiary attached as Exhibit E and filed with the Company. If no such beneficiary has been designated or survives the Participant, payment shall be made to the estate of a Participant. A beneficiary designation may be changed or revoked by a Participant at any time, provided the change or revocation is filed with the Company.

(c)        Prior to payment, the Company shall only have an unfunded and unsecured obligation to make payment of Performance Shares Earned to the Participant. The Performance Shares covered by the Grant and these Terms and Conditions that have not yet been earned as Performance Shares Earned, and any interests of the Participant with respect thereto, are not transferable other than by completion of the Designation of Death Beneficiary attached as Exhibit E or pursuant to the laws of descent and distribution.

2.6        Death, Disability, or Other.

(a)        With respect to Performance Shares granted to a Participant whose employment is terminated because of the Participant’s death or Disability, the Participant (or the Participant’s beneficiary in the case of death) shall receive at the time specified in Section 2.5(a) as Performance Shares Earned the number of Performance Shares as is determined after the end of the Incentive Period under Sections 2.3 and 2.4, prorated based upon the number of full months between January 1, 20     and the date the Participant ceased to be employed by the Company compared to the thirty-six (36) months in the Incentive Period.

(b)        In the event a Participant’s employment with the Company either terminates prior to December 31, 20     for any reason other than those described in Section 2.6(a) above, or is terminated by the Company with Cause prior to the date of payment of Performance Shares Earned, the Participant shall forfeit all right to any Performance Shares that would have been earned under the Grant and these Terms and Conditions.

ARTICLE 3.

Grant and Terms of Restricted Share Units

3.1        Grant of Restricted Share Units. Pursuant to the Plan, the Company has granted to the Participant the number of Restricted Share Units as specified in the Grant, without dividend equivalents, effective as of the Date of Grant.

3.2        Condition of Payment. The Restricted Share Units covered by the Grant and these Terms and Conditions shall only result in the payment in Shares of the Company equal in number to the Restricted Share Units if the Participant remains in the employ of the Company or a Subsidiary throughout the Incentive Period.

3.3        Payment of Restricted Share Units.

(a)        Payment of Restricted Share Units shall be made in the form of Shares and shall be paid at the same time as the payment of Performance Shares Earned pursuant to Section 2.5(a), provided, however, in the event no Performance Shares are earned, then the Restricted Share Units shall be paid in Shares at the time the Performance Shares would normally have been paid. The Committee may restrict 50% of the Shares to be issued in satisfaction of the total Restricted Share Units, before income tax withholding, so that they cannot be sold by Participant unless immediately after such sale the

Participant is in compliance with the Share Ownership Guidelines that are applicable to the Participant at the time of sale.

(b)        Any payment of Restricted Share Units to a deceased Participant shall be paid to the beneficiary designated by the Participant on the Designation of Death Beneficiary attached as Exhibit E and filed with the Company. If no such beneficiary has been designated or survives the Participant, payment shall be made to the estate of a Participant. A beneficiary designation may be changed or revoked by a Participant at any time, provided the change or revocation is filed with the Company.

(c)        Prior to payment, the Company shall only have an unfunded and unsecured obligation to make payment of Restricted Share Units to the Participant. The Restricted Share Units covered by the Grant and these Terms and Conditions that have not yet been earned, and any interests of the Participant with respect thereto, are not transferable other than by completion of the Designation of Death Beneficiary attached as Exhibit E or pursuant to the laws of descent and distribution.

3.4        Death or Disability. With respect to Restricted Share Units granted to a Participant whose employment is terminated because of the Participant’s death or Disability, the Participant (or the Participant’s Beneficiary in the case of death) shall receive at the time specified in Section 3.3(a) the number of Shares as calculated in Section 3.2, prorated based upon the number of full months between January 1, 20     and the date the Participant ceased to be employed by the Company compared to the thirty-six (36) months in the Incentive Period.

ARTICLE 4.

Other Terms Common to Restricted Share Units and Performance Shares

4.1        Forfeiture.

(a)        A Participant shall not render services for any organization or engage directly or indirectly in any business which is a competitor of the Company or any affiliate of the Company, or which organization or business is or plans to become prejudicial to or in conflict with the business interests of the Company or any affiliate of the Company.

(b)        Failure to comply with subsection (a) above will cause a Participant to forfeit the right to Performance Shares and Restricted Share Units and require the Participant to reimburse the Company for the taxable income received or deferred on Performance Shares that become payable to the Participant and on Restricted Share Units that have been paid out in Shares within the 90-day period preceding the Participant’s termination of employment.

(c)        Failure of the Participant to repay to the Company the amount to be reimbursed in subsection (b) above within three days of termination of employment will result in the offset of said amount from the Participant’s account balance in the Company’s Voluntary Non-Qualified Deferred Compensation Plan, if applicable (at the time that the amounts owed under the Voluntary Non-Qualified Deferred Compensation Plan are scheduled for payment), and/or from any accrued salary or vacation pay owed at the date of termination of employment or from future earnings payable by the Participant’s next employer. If applicable, such offset shall be deemed to constitute the payment due to him under the Voluntary Non-Qualified Deferred Compensation Plan in accordance with the time and form of payment specified under the Voluntary Non-Qualified Deferred Compensation Plan and the immediate repayment to the Company of the amounts owed under these Terms and Conditions.

4.2        Change in Control. In the event a Change in Control (as defined in the Plan) occurs, all Performance Shares granted to a Participant for Incentive Periods which have not ended before the Change in Control shall, notwithstanding any preceding provisions of these Terms and Conditions to the contrary, immediately become Performance Shares Earned on a one-to-one basis regardless of the Performance Objectives. All Performance Shares, if any, granted to a Participant for an Incentive Period which ended before the Change in Control, and which have not been paid in accordance with Section 2.5, will be deemed to be Performance Shares Earned to the extent and only to the extent that they became Performance Shares Earned as of the end of the Incentive Period based upon the Performance Objectives for the Incentive Period. The value of all Performance Shares Earned, including ones for Incentive Periods which have already ended, shall be paid in cash based on the Fair Market Value of the Shares determined on the date the Change in Control occurs. Also, in the event of a Change in Control, all Restricted Share Units granted for all periods shall become nonforfeitable and shall be paid in cash based on the Fair Market Value of an equivalent number of Shares determined on the date the Change in Control occurs. All payments with respect to Performance Shares and Restricted Share Units shall be made within 10 days of the Change in Control.

ARTICLE 5.

General Provisions

5.1        Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of the Grant and these Terms and Conditions, the Company shall not be obligated to issue any Shares pursuant to the Grant and these Terms and Conditions if the issuance or payment thereof would result in a violation of any such law; provided, however, that the Shares will be issued at the earliest date at which the Company reasonably anticipates that the issuance of the Shares will not cause such violation.

5.2        Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment of Performance Shares Earned or Restricted Share Units to a Participant under the Plan, the Company shall withhold the minimum amount of taxes which it determines it is required by law or required by the terms of the Plan to withhold in connection with any recognition of income incident to this Plan payable in cash or Shares to a Participant or beneficiary. In the event of a taxable event occurring with regard to Shares on or after the date that the Shares become nonforfeitable, the Company shall reduce the Shares owed to the Participant or beneficiary by the fewest number of such Shares owed to the Participant or beneficiary such that the Fair Market Value of such Shares shall equal (or exceed by not more than the Fair Market Value of a single Share) the Participant’s or other person’s “Minimum Withholding Tax Liability” resulting from such recognition of income. The Company shall pay cash equal to such Fair Market Value to the appropriate taxing authority for purposes of satisfying such withholding responsibility. If a distribution or other event does not result in any withholding tax liability as a result of the Participant’s election to be taxed at an earlier date or for any other reason, the Company shall not reduce the Shares owed to the Participant or beneficiary. For purposes of this paragraph, a person’s “Minimum Withholding Tax Liability” is the product of: (a) the aggregate minimum applicable federal and applicable state and local income withholding tax rates on the date of a recognition of income incident to the Plan; and (b) the Fair Market Value of the Shares recognized as income to the Participant or other person determined as of the date of recognition of income, or other taxable amount under applicable statutes.

5.3        Continuous Employment. For purposes of the Grant and these Terms and Conditions, the continuous employment of the Participant with the Company shall not be deemed to have been interrupted, and the Participant shall not be deemed to have ceased to be an employee of the Company, by reason of the transfer of his employment among the Company and its Subsidiaries or an approved leave of absence.

5.4        Relation to Other Benefits. Any economic or other benefit to the Participant under the Grant and these Terms and Conditions or the Plan shall not be taken into account in determining any benefits to which the Participant may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary. Notwithstanding the foregoing, for purposes of Australian law (if applicable), any compulsory superannuation guarantee contributions will be deducted from any payment hereunder at the time the payment is made and paid simultaneously to the superannuation fund; provided that, if the maximum quarterly base has already been exceeded, no such deduction shall be made.

5.5        These Terms and Conditions Subject to Plan. The Restricted Share Units and Performance Shares granted under the Grant and these Terms and Conditions and all of the terms and conditions hereof are subject to all of the terms and conditions of the Plan, a copy of which is available upon request.

5.6        Amendments. The Plan, the Grant and these Terms and Conditions can be amended at any time by the Company. Any amendment to the Plan shall be deemed to be an amendment to the Grant and these Terms and Conditions to the extent that the amendment is applicable hereto. Except for amendments necessary to bring the Plan, the Grant and these Terms and Conditions into compliance with current law including Internal Revenue Code Section 409A, no amendment to either the Plan, the Grant or these Terms and Conditions shall adversely affect the rights of the Participant under the Grant and the Grant and these Terms and Conditions without the Participant’s consent.

5.8        Severability. In the event that one or more of the provisions of the Grant and these Terms and Conditions shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

5.9        Governing Law. The Grant and these Terms and Conditions shall be construed and governed in accordance with the laws of the State of Ohio.

These Terms and Conditions are hereby adopted this      day of                 , 20     by the members of the Compensation and Organization Committee of the Board of Directors of Cliffs Natural Resources Inc.

EXHIBITS

Exhibit A	Peer Group
Exhibit B	Performance Objectives
Exhibit C	Relative Total Shareholder Return
Exhibit D	Free Cash Flow
Exhibit E	Beneficiary Designation

Exhibit A

PEER GROUP

(20     - 20    )

The Peer Group will be the constituents as defined by the S&P 500 Metals and Mining ETF Index on the last day of trading of the Incentive Period. Any constituent that underwent a restructuring or similar structural change or event resulting in a significant distortion of performance results for the Incentive Period will be excluded from the Peer Group.

The value of the stock of a Peer Group company will be determined in accordance with the following:

1.	If the stock is listed on an exchange in the U.S. or Canada, then the value on such exchange will be used;

2.	Otherwise, if the stock is traded in the U.S. as an American Depositary Receipt, then the value of the ADR will be used; or

3.	Otherwise, the value on the exchange in the country where the company is headquartered will be used.

Exhibit B

PERFORMANCE OBJECTIVES

(20    -20    )

The target objectives of the Company are Relative Total Shareholder Return (share price plus reinvested dividends) and Free Cash Flow over the three-year Incentive Period from January 1, 20     to December 31, 20    . Achievement of the Relative Total Shareholder Return objective shall be determined by the shareholder return of the Company relative to a predetermined group of steel, mining and metal companies. Achievement of the Free Cash Flow objective shall be determined against a scale set forth in the Table Below:

Performance Factor	Weight	Threshold	Target	Maximum

Relative TSR	50%	35th%tile	55th%tile	75th%tile

Payout For Relative TSR		25%	50%	100%

3- Year Cumulative Free Cash Flow ($000s) Payout For Free Cash Flow	50%	$	$	$
		25%	50%	100%

Total Payout If Achieve Level For Both Performance Factors		50%	100%	200%

Exhibit C

RELATIVE TOTAL SHAREHOLDER RETURN

(20     -20    )

Relative Total Shareholder Return for the Incentive Period is calculated as follows:

1.

The Total Shareholder Return as defined in Section 1.9 of these Terms and Conditions for the Incentive Period for the Company shall be compared to the Total Shareholder Return for each of the entities within the Peer Group for the Incentive Period. The results shall be ranked to determine the Company’s Relative Total Shareholder Return percentile ranking compared to the Peer Group.

2.	The Company’s Relative Total Shareholder Return for the Incentive Period shall be compared to the Relative Total Shareholder Return Performance target range established for the Incentive Period.

3.	The Relative Total Shareholder Return performance target range has been established for the 20 - 20 Incentive Period as follows:

20 - 20
Relative Total Shareholder Return
Performance Level	Percentile Ranking

Maximum	75th Percentile
Target	55th Percentile
Threshold	35th Percentile

Exhibit D

FREE CASH FLOW

(20     -20    )

Free Cash Flow is calculated as follows:

1.	Each year during the Incentive Period, the Cash from Operations from the Company’s consolidated cash flow statement.

2.	Each year during the Incentive Period, the Net Capital Expenditures from the Company’s consolidated cash flow statement shall be subtracted from the Company’s Cash from Operations.

3.	The amounts determined in paragraph 2 above for each year during the Incentive Period shall be added together to determine the Cumulative Free Cash Flow of the Company during the Incentive Period.

The Cumulative Free Cash Flow shall be adjusted by the Committee, if necessary, to eliminate or review the impact of acquisitions and dispositions, non-operational businesses, significant expansions and other unusual items.

GRANT YEAR 20

Exhibit E

BENEFICIARY DESIGNATION

In accordance with the terms and conditions of the Amended and Restated Cliffs 2007 Incentive Equity Plan (“Plan”), my 20     Participant Grant (“Grant”) and the 20     Terms and Conditions (“Terms and Conditions”), I hereby designate the person(s) indicated below as my beneficiary(ies) to receive any payments under the Plan, Grant and Terms and Conditions after my death.

Name
Address

Social Sec. Nos. of Beneficiary(ies)

Relationship(s)
Date(s) of Birth

In the event that the above-named beneficiary(ies) predecease(s) me, I hereby designate the following person(s) as beneficiary(ies):

Name
Address

Social Sec. Nos. of Beneficiary(ies)

Relationship(s)
Date(s) of Birth

I hereby expressly revoke all prior designations of beneficiary(ies), reserve the right to change the beneficiary(ies) herein designated and agree that the rights of said beneficiary(ies) shall be subject to the terms of the Plan, Grant and these Terms and Conditions. In the event that there is no beneficiary living at the time of my death, I understand that the payments under the Plan, Grant and these Terms and Conditions will be paid to my estate.

Date	(Signature)

(Print or type name)